UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 7, 2004

                               BE AEROSPACE, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                                   0-18348           06-1209796
(State or other                   (Commission File Number)   (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)


1400 Corporate Center Way, Wellington, Florida               33414
(Address of principal executive offices)                     (Zip Code)


       Registrant's telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



                         Exhibit Index Appears on page 4


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Item 2.04.   Triggering Events That Accelerate or Increase a Direct Financial
             Obligation or an Obligation under an Off-Balance Sheet Arrangement

        On October 7, 2004, BE Aerospace, Inc. ("B/E") provided notice to the Trustee under the Indenture dated as of November 2, 1998 between B/E and The Bank of New York, as Trustee, (the "Indenture") governing B/E's outstanding
9 1/2% Senior Subordinated Notes due 2008 (the "Notes") that B/E will redeem all of the outstanding Notes on November 8, 2004, pursuant to the optional redemption provisions contained in Article 11 of the Indenture. The outstanding principal amount of the Notes is $200,000,000. The total redemption amount will include the outstanding principal amount of the Notes, plus interest at an annual rate of 9 1/2% calculated up to, but not including, the date of redemption, plus a redemption premium of 3.167% of the outstanding principal amount of the Notes.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BE AEROSPACE, INC.

                               By:/s/ Thomas P. McCaffrey
                               ---------------------------
                               Name:  Thomas P. McCaffrey
                               Title: Corporate Senior Vice President of
                                      Administration and Chief Financial Officer



Date:  October 12, 2004